EXHIBIT 10.1

March 16, 2007

Mr. Robert L. Atchison

Ampex Corporation

1228 Douglas Avenue

Redwood City, CA 94063

Dear Bob,

This letter is to confirm our discussion concerning your incentive program for the years ending Dec. 31, 2007 and 2008.

For each calendar year you will be entitled to receive a bonus calculated as follows:

Ampex Data Systems Corporation
Income before income taxes	43% of Data Systems Annual Financial Plan	$100,000
	62% “	$175,000
	81% “	$250,000
	100% “	$350,000
	119% “	$500,000
	138% “	$700,000

For income levels between any two of the above bands payments will be pro-rated on a straight line basis.

I wish you the greatest success in achieving your incentive targets.

Yours Sincerely,

/s/ D. Gordon Strickland
D. Gordon Strickland

DGS:vrm